FIRST AMENDMENT dated as of  April 4, 1994 to AGREEMENT
          (the "Agreement") dated as of March 23, 1992, between Collins & Aikman Group, Inc. (the "Company") and David J. McKittrick ("Employee").



                    WHEREAS, the Company and Employee desire to amend the Agreement as hereinafter provided;

                    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

               1. Section 1 of the Agreement is hereby amended by changing "March 24, 1994" to "July 30, 1994".

               2. The first sentence of Section 2 of the Agreement is hereby deleted and replaced with the following:

                    "From  March 23,  1992  until April  4, 1994,  Employee
               shall be the Vice Chairman and Chief Operating Officer of the Company. From April 4, 1994 until further notice from the Company, Employee shall be the Principal Financial and Accounting Officer of the Company, and thereafter Employee shall have such other title consistent with his limited responsibilities as the Company and Employee shall agree. During the term of this Agreement, Employee shall perform such services for the Company and its subsidiaries as may be assigned to him from time to time by the Vice-Chairman and the Co-Chairman of the Board of Directors of the Company."

               3. The third sentence of Section 2 of the Agreement is hereby amended by adding the following at the end thereof after the words "his duties in such positions":

               "; provided, however, that during the period from April 4, 1994 until July 30, 1994, Employee shall be permitted to initiate a job search."

               4. The first sentence of Section 3.2(a) of the Agreement is hereby amended by adding the following at the end thereof after the words "January 29, 1994":

               "and a cash bonus of not less than $87,500 for the six months ending July 30, 1994."

               5. The last sentence of Section 3.2(a) of the Agreement is hereby amended to add the following at the end thereof after the word "relate":

               "except that the bonus for the period ending July 30, 1994 shall be payable to the extent of 50% not later than August 30, 1994 and to the extent of 50% not later than November 30, 1994."


               6. Clause (i) of Section 3.2(b) is hereby amended by adding the words "or portion thereof" after the words "fiscal year" the first time they appear and by changing the words "the last day of such fiscal year" to "July 1, 1994".

               7. Clause (ii) of Section 3.2(b) of the Agreement is hereby amended to read in its entirety as follows:

               "(ii) if Employee is employed hereunder for less than the period from January 30, 1994 to July 30, 1994 for any reason other than a voluntary termination by Employee (excluding, however, a voluntary termination by Employee after July 1,
               1994) or a termination for Cause by the Company, Employee shall be entitled to receive, in lieu of any bonus under
               Section 3.2(a) for such period, a pro rata portion (based on the number of weeks of such period during which Employee was actually employed hereunder over 26) of $87,500.

               8. Sections 3.3 (a) through (e) of the Agreement are hereby amended to read in their entirety as follows:

                    "(a) Subject   to  the  vesting  provisions  set  forth
                         herein, Employee shall receive an award (the "Investment") having an aggregate "Value" equal to $1,000,000.

                     (b) The  Investment  that  Employee  is   eligible  to
                         receive shall vest as follows: (i) 20% of the aggregate Value shall vest at the end of each of the first two 12-month periods during which Employee is employed by the Company and its affiliates and (ii) an amount equal to $547.95 shall vest daily thereafter for the period during which Employee is employed by the Company and its affiliates, provided that Employee is so employed until July 1, 1994 or is involuntarily terminated by the Company without Cause prior to that date, until 100% of the aggregate Value is vested.

                     (c) Upon termination of Employee's employment with the
                         Company and its affiliates for any reason other than termination for Cause, Employee shall receive the vested Value of the Investment calculated pursuant to Section 3.3 (a) and (b).

                     (d) Employee's rights with  respect to the  Investment
                         shall not continue after Employee's termination of employment with the Company and its affiliates, except for rights to payment under Section 3.3(c) with respect to Employee's termination of employment.

                     (e) Payments under this Section 3.3 shall be made in a
                         lump sum cash payment upon Employee's termination of employment without Cause."

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               9.   Section 3.4(a)  of the  Agreement is hereby  amended to
          read in its entirety as follows:

               "(a) If Employee's employment with the Company and its affiliates terminates after March 23, 1994, for whatever reason (including, without limitation, termination at the end of the term of employment under Section 1, as extended by written mutual agreement) other than termination for Cause, Employee shall receive as a retirement severance benefit $17,000 payable in cash promptly after such termination. In addition, the Company hereby acknowledges that if Employee's employment with the Company terminates after March 24, 1994, Employee shall be fully vested under the Collins & Aikman Corporation Profit Sharing Plan and the Collins & Aikman Corporation Employees' Pension Account Plan and will receive the value of his vested accounts in a lump sum following termination of employment."

               10. The third sentence of Section 3.4(b) of the Agreement is hereby amended to read in its entirety as follows:

               "Upon termination of Employee's employment with the Company, provided that such termination is after July 1, 1994 or is an involuntary termination by the Company without Cause, Employee shall be given ownership of such automobile and shall not be required to pay any purchase price in connection therewith."

               11. Section 3.4(c) of the Agreement is hereby amended to read in its entirety as follows:

               "Employee shall be entitled to four weeks of paid vacation per 12 month period of his employment hereunder, which shall accrue on a continuous basis (i.e. 1.67 vacation days for every month of employment). Upon termination of Employee's employment with the Company, provided that such termination is after July 1, 1994 or is an involuntary termination by the Company without Cause, Employee shall be entitled to cash in a lump sum for any unused vacation days (rounded up to the nearest whole day)."

               12. Section 5.3 of the Agreement is hereby amended to add the following at the end thereof:

               "Upon termination of Employee's employment with the Company, provided that such termination is after July 1, 1994 or is an involuntary termination by the Company without Cause, Employee shall be given ownership of his personal office equipment, including his computer and peripherals, home fax and cellular phone, and shall not be required to pay any purchase price in connection therewith."



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               13.  Clauses II and III of Section 6.1 are hereby amended to read in their entirety as follows:

               "(ii) any unpaid cash bonus that Employee may be entitled to receive pursuant to Section 3.2, and (iii) any amounts that may be due to Employee pursuant to Sections 3.3, 3.4(a) and 3.4(c)."

               14. The validity, interpretation and performance of this Amendment shall be governed by the internal laws of the State of New York, regardless of the laws that might be applied under applicable principles of conflicts of laws. Each of the parties hereby waives any right such party may have to a trial by jury.

               15. All references in the Agreement to this "Agreement" shall mean the Agreement, as amended hereby. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

               16. In consideration of the Company entering into this Amendment, Employee unconditionally releases the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to the termination of his employment, other than those explicitly provided for by the Agreement as amended hereby and amounts payable with respect to Employee under benefit plans covering Employee, including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any termination contrary to public policy or to laws prohibiting discrimination (including, without limitation, the Age Discrimination in Employment Act).

                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.




                                  /s/  David J. McKittrick              [L.S.]
                                       David J. McKittrick


                                       COLLINS & AIKMAN GROUP, INC.


                                By /s/ David A. Stockman
                                       David A. Stockman
                                       Title:  Co-Chairman and Co-Chief
                                               Executive Officer


                                By /s/ Randall J. Weisenburger
                                       Randall J. Weisenburger
                                       Title:  Vice Chairman

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